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                         THRIFT PLAN INSTRUCTION LETTER

February 28, 1997

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Soc. Sec. No. 999-99-9999     ANDREW GORMAN                             CPB/01
                              MERRILL LYNCH SECURITIES INC.             00022-01
                              265 DAVIDSON AVE.; 3RD FLOOR
                              SOMERSET, NJ 08873
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    We have been advised that IPALCO Enterprises, Inc. (the "Company") is offering to purchase for cash, up to 12,000,000 shares of its Common Stock at a price to be specified by the shareholder not greater than $34.00 nor less than $29.00 per share.

    The Company will determine a single per share purchase price that will allow it to purchase 12,000,000 shares (or such lesser number of shares as are validly tendered), taking into account the number of shares tendered and the prices specified by tendering shareholders. The Company will first purchase shares tendered by any holder of less than 100 shares who tenders all shares owned. The Company will then purchase all other shares validly tendered at or below the determined purchase price on a pro-rata basis, if necessary.

    The offer is not conditioned upon any minimum number of shares being tendered. The offer is, however, subject to certain other conditions. The shares are sold without any brokerage fees or commissions. Please note that this offer is subject to proration if more than 12,000,000 shares are tendered at or below the determined purchase price.

    The above offer, proration period, and withdrawal rights will expire at 12:00 Midnight (Eastern Standard Time) on Thursday, March 27, 1997, unless extended.

    If you wish to tender into the Offer your Shares of Company Common Stock allocated to your thrift plan account, please contact a Client Service Representative at our toll-free Client Services number 1-800-228-4015 by 3:30 p.m. (Eastern Standard Time), Wednesday, March 26, 1997.

    A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    In the event you choose to withdraw from this offer, after having tendered your holdings, we must receive your withdrawal instructions by 3:30 p.m. (Eastern Standard Time), Wednesday, March 26, 1997. Our representatives are available Monday through Friday 8:00 a.m. to 7:00 p.m. (Eastern Standard Time).

                                          Sincerely,
                                          Merrill Lynch Group Employee Services